Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors

Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
574-371-9449
barb.goslee@zimmerbiomet.com

ZIMMER BIOMET TO ACQUIRE LDR TO

ENHANCE INNOVATION AND GROWTH OF SPINE BUSINESS

•	Significantly Expands Portfolio of Innovative Solutions for $10 Billion Spine Market

•	Positions Company to Capitalize on Faster Growing Spine Segments, including Cervical Disc Replacement

•	Companies to Host Conference Call at 8:00 AM ET

(WARSAW, IN and AUSTIN, TX) June 7, 2016 – Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) (Zimmer Biomet or the Company), a global leader in musculoskeletal healthcare, and LDR Holding Corporation (NASDAQ: LDRH) (LDR), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today announced that both Boards of Directors have approved a definitive agreement under which Zimmer Biomet will commence a tender offer to acquire all of the outstanding shares of LDR for $37.00 per share in cash, which implies a transaction value of approximately $1.0 billion. The transaction is subject to customary closing conditions and is expected to close in the third quarter of 2016.

Founded in France in 2000, LDR designs and commercializes innovative technologies making surgical procedures easier to perform and providing improved clinical outcomes in the treatment of spine disorders. The addition of LDR will bolster Zimmer Biomet’s presence in the global Spine market and provide the Company with an immediate and a leading position in the fast growing cervical disc replacement (CDR) and MIS segments. The combination is expected to meaningfully accelerate the growth of Zimmer Biomet’s Spine business through the incremental revenues associated with entry into the cervical disc replacement market and cross-portfolio selling opportunities to both Zimmer Biomet and LDR customer bases.

Zimmer Biomet also expects the transaction to accelerate the future growth of its overall business. With respect to 2016, the Company reiterates its previously provided revenue guidance, an increase of 2.0% to 3.0% as compared to adjusted pro forma full year 2015 on a constant currency basis. The Company will update its revenue guidance to reflect this transaction at or about the time of closing. Zimmer Biomet is also reiterating its 2016 adjusted diluted EPS guidance of $7.85 - $8.00. The transaction is expected to be neutral to adjusted diluted EPS in 2017 and accretive thereafter.

“This highly strategic and complementary transaction will enhance Zimmer Biomet’s innovation leadership in musculoskeletal healthcare by adding a premier spine platform to our portfolio of solutions,” said David Dvorak, President and CEO of Zimmer Biomet. “This combination is consistent with our goal of driving meaningful growth across all musculoskeletal markets with innovative products, technologies and services that enhance patient outcomes. The talented LDR team uniquely shares our deeply held commitment to innovating in a manner that restores mobility and alleviates pain for patients around the world, and we look forward to welcoming them to Zimmer Biomet. We are confident that the combination of Zimmer Biomet’s Spine division and LDR will create a Spine company with the scale, talent and technology portfolio to become a leader in the $10 billion global Spine market.”

Christophe Lavigne, Co-Founder, Chairman, President and CEO of LDR, said, “We are delighted with this combination, which will further our commitment to improving spine care by providing greater access to our innovative product offerings for patients around the world, while offering our stockholders immediate cash value. We have great respect for the Zimmer Biomet team, who shares our passion for innovation as well as our commitment to patients and providers. We look forward to working closely with Zimmer Biomet to achieve a seamless transition and create lasting value for all of our stakeholders.”

Strategic Benefits of the Transaction

•	Enhances Zimmer Biomet’s innovative product portfolio: The combination with LDR is a natural expansion of Zimmer Biomet’s Spine business. LDR’s talent, culture and track record of innovation is evidenced by its primary product offerings based on its Mobi-C® cervical disc replacement device and MIVo™ portfolio to support lumbar and cervical fusion procedures, both of which are complementary to Zimmer Biomet’s current portfolio. Combined, Zimmer Biomet and LDR create a differentiated and comprehensive Spine portfolio, improving Zimmer Biomet’s position for sustainable growth.

•	Positions Zimmer Biomet as a market leader in CDR: CDR represents the fastest growing segment within the $10 billion Spine industry. LDR’s Mobi-C CDR device has been well received in the market as the first and only device FDA approved to treat both one- and two-level adjacent damaged cervical discs. Long-term clinical studies for Mobi-C have demonstrated the efficacy of this unique technology, with Mobi-C showing superiority to fusion for two-level procedures. These excellent clinical outcomes coupled with market-leading ease of use are expected to drive further market penetration as a part of Zimmer Biomet’s Spine portfolio. Finally, the combination positions Zimmer Biomet to leverage its scale and resources to accelerate the development of the CDR market globally.

•	Significant opportunity to leverage expanded commercial channel: The Company expects to capture cross-portfolio selling opportunities to both Zimmer Biomet and LDR customer bases. Zimmer Biomet anticipates enhancing LDR’s product growth and reach by capitalizing on an expanded combined distribution channel in the U.S. and key international Spine markets. The combination also will create a comprehensive Spine portfolio with innovative surgical solutions that place Zimmer Biomet in an advantaged position to compete for large hospital vendor contracts.

Financing

Zimmer Biomet plans to finance the transaction using cash balances on hand and existing availability under its revolving credit facility and expects to maintain an investment grade profile. Following consummation of the transaction, Zimmer Biomet plans to issue $750 million of senior unsecured notes, the proceeds of which will be used to repay the credit facility. Zimmer Biomet intends to maintain its previously discussed deleveraging strategy.

Organization and Leadership

Upon consummation of the transaction, LDR will be combined with Zimmer Biomet’s Spine & CMF category and will be led by Adam Johnson, Zimmer Biomet Group President, Spine, CMF and Thoracic, and Dental. Christophe Lavigne, Co-Founder, Chairman, President and CEO of LDR and Patrick Richard, Co-Founder of LDR and Executive Vice President and General Manager of LDR Médical, are committed to driving the benefits of this transaction and will remain with the Company in key leadership positions within the global Spine business. To leverage talent and product expertise from both companies, Zimmer Biomet plans to complement the Spine business headquarters in Broomfield, Colorado by maintaining a significant presence in LDR’s strong technology hubs of Austin, Texas and Troyes, France.

Transaction Structure, Approvals and Time to Closing

The transaction is structured as an all-cash tender offer for all outstanding shares of LDR common stock at a price of $37.00 per share, followed by a merger in which each share of LDR common stock that is not tendered pursuant to the tender offer would be converted into the right to receive in cash $37.00 per share.

The transaction is subject to the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the tender of a majority of the outstanding LDR shares in the tender offer and other customary closing conditions. The transaction is expected to close in the third quarter of 2016.

Advisors

Goldman, Sachs & Co. is acting as financial advisor to Zimmer Biomet and White & Case LLP is acting as legal advisor. BofA Merrill Lynch is acting as financial advisor to LDR and Andrews Kurth LLP is acting as legal advisor.

Conference Call

Zimmer Biomet and LDR will host a joint conference call today, Tuesday, June 7, 2016 at 8:00 AM Eastern Time to discuss the transaction. Interested parties may join the conference call by dialing 1-888-408-5523 in the United States or +1-480-629-9848 from outside of the United States. The conference identification number is 4725679. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of Zimmer Biomet’s website at www.zimmerbiomet.com.

A digital recording will be available through July 5, 2016 by dialing 1-800-406-7325 in the United States and +1-303-590-3030 from outside of the United States and using the conference identification number 4725679. A webcast replay will also be available for a limited period on Zimmer Biomet’s website in the Investor Relations section.

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

About LDR

LDR is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR’s primary products are the Mobi-C® cervical disc replacement device and MIVo™ portfolio of products which include a range of devices to support lumbar and cervical fusion procedures. The Mobi-C® and MIVo™ platforms are designed to enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, LDR received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C® cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR, visit www.ldr.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking information related to Zimmer Biomet, LDR and the acquisition of LDR by Zimmer Biomet that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “are confident that,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “would” or the negative of these terms or other comparable terms. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed acquisition; anticipated accretion and growth rates; Zimmer Biomet’s and LDR’s plans, objectives, expectations and intentions; the financial condition, results of operations and businesses of Zimmer Biomet and LDR; and the anticipated timing of closing of the acquisition. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements also are based on the current expectations and beliefs of the respective managements of Zimmer Biomet and LDR and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of LDR’s stockholders will tender their shares of LDR common stock in the tender offer and the possibility that the acquisition does not close; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Zimmer Biomet common stock and on Zimmer Biomet’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange rates and interest rates; changes in tax and other laws, regulations and policies; future business combinations or disposals; the uncertainties inherent in research and development; and competitive developments. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Zimmer Biomet and LDR undertake no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes. A further description of risks and uncertainties relating to Zimmer Biomet and LDR can be found in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2015 and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

Additional Information and Where to Find It

The tender offer referenced in this press release has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of LDR common stock or any other securities, nor is it a substitute for the tender offer materials that Zimmer Biomet and its indirect subsidiary, LH Merger Sub, Inc., will file with the SEC. The solicitation and offer to purchase LDR common stock will only be made pursuant to an Offer to Purchase, a related letter of transmittal and certain other tender offer documents. At the time the tender offer is commenced, Zimmer Biomet and LH Merger Sub will file a tender offer statement on Schedule TO, including an Offer to Purchase, a related letter of transmittal and certain other tender offer documents, and LDR will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC, each with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. LDR STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND SOLICITATION/ RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF LDR SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of LDR common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained (when available) for free by contacting Zimmer Biomet or LDR. Copies of the documents filed with the SEC by LDR will be available free of charge on LDR’s website at www.ldr.com. Copies of the documents filed with the SEC by Zimmer Biomet will be available free of charge on Zimmer Biomet’s website at www.zimmerbiomet.com. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Zimmer Biomet and LDR each file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Zimmer Biomet or LDR at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Zimmer Biomet’s and LDR’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.